EXHIBIT 99.1
[EXECUTION COPY]
AGREEMENT AND PLAN OF MERGER
DATED MARCH 22, 2006,
AMONG
MMC PRECISION HOLDINGS CORP.
MMC PRECISION MERGER CORP.
AND
MORTON INDUSTRIAL GROUP, INC.

i

ii

iii

EXHIBITS
A. Debt Commitment Letter – Senior
B. Debt Commitment Letter – Subordinated

AGREEMENT AND PLAN OF MERGER
     AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of March 22, 2006, among MMC Precision Holdings Corp., a Delaware corporation (“Parent”), MMC Precision Merger Corp., a Georgia corporation (“Sub”) and a wholly owned subsidiary of Parent, and Morton Industrial Group, Inc., a Georgia corporation (the “Company”).
     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company (in the case of the Company, acting with a recommendation of a special committee appointed by the Board of Directors of the Company (the “Special Committee”)) have approved the merger of Sub into the Company (the “Merger”), on the terms and subject to the conditions set forth in this Agreement; and
     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, certain shareholders of the Company have entered into (i) a Voting and Support Agreement (each a “Voting Agreement”), pursuant to which, among other things, such shareholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger, in each case upon the terms and subject to the conditions set forth therein, and (ii) a Contribution Agreement (the “Contribution Agreement”), pursuant to which, among other things, such shareholders have agreed to exchange a portion of the capital stock of the Company held by such shareholders for common stock of Parent immediately prior to the Merger.

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:
ARTICLE I
THE MERGER
          Section 1.01. The Merger. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Georgia Business Corporation Code (the “GBCC”), Sub shall be merged with and into the Company as of the Effective Time (as defined in Section 1.03). Upon consummation of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”), and shall continue its corporate existence under the laws of the State of Georgia. The name of the Surviving Corporation shall be Morton Industrial Group, Inc., and the purpose thereof shall be as set forth in Section 2 of the Certificate of Incorporation of the Surviving Corporation.
          Section 1.02. Closing. The closing (the “Closing”) of the Merger shall take place at the office of Winston & Stawn LLP, Chicago, Illinois, as soon as practicable following the satisfaction (or, to the extent permitted by Law, waiver) of the conditions set forth in Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
          Section 1.03. Effective Time. Prior to the Closing, Parent shall prepare and give the Company and its counsel the opportunity to review, and on the Closing Date Parent shall file with the Secretary of State of the State of Georgia, a certificate of merger (the “Certificate of Merger”) executed in accordance with the applicable provisions of the GBCC and shall make all other filings or recordings required under the GBCC. The Merger shall become effective at such time as the Certificate of Merger duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger in accordance with the GBCC (the time the Merger becomes effective being the “Effective Time”).
          Section 1.04. Effects. The Merger shall have the effects set forth in Section 14-2-1106 of the GBCC.
          Section 1.05. Articles of Incorporation and Bylaws.
          (a) At the Effective Time, the Articles of Incorporation of the Company shall be amended in their entirety to be identical to the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time, except that Article I shall read as follows: “The name of the corporation is “Morton Industrial Group, Inc.”, and, as so amended, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law.

          (b) The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
          Section 1.06. Directors and Officers. From and after the Effective Time, (a) the persons who are the directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, each to hold office until the earlier of his or her death, resignation or removal or until his or her successor is duly elected and qualified, and (b) the persons who are the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, each to hold office until the earlier of his or her death, resignation or removal or until his or her successor is duly elected or appointed and qualified, as the case may be, all in accordance with applicable Law.
ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES;
COMPANY STOCK OPTIONS AND WARRANTS
          Section 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Company Common Stock”) or any shares of capital stock of Sub:
          (a) Capital Stock of Sub. Each issued and outstanding share of common stock of Sub, par value $0.01 per share, shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned directly by the Company (or held in its treasury), any wholly owned subsidiary of the Company, Parent, or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor.
          (c) Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and Dissenting Shares) shall be converted into the right to receive an amount in cash, without interest, equal to $10.00 (the “Merger Consideration”). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate (collectively, the “Holders”) that immediately prior to the Effective Time represented any such shares of Company Common Stock (each a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
          (d) Company Stock Options. Prior to the Effective Time, the Company shall notify each holder of outstanding options to purchase shares of Class A Common Stock (each a “Company Stock Option”) under the Company’s 1997 Stock Option Plan (the “Company Plan”), in writing, of the transactions contemplated hereby (the “Option Holder Notice”). Such Option Holder Notice shall (a) advise the holders of the Company Stock Options that outstanding Company Stock Options that are unexercisable or otherwise unvested Company Stock Options are deemed vested and exercisable immediately prior to the Effective Time and may be exercised at that time, (b) disclose that, if not exercised, Company Stock Options will terminate at the Effective Time and (c) disclose that if any Company Stock Options are not exercised prior to the Effective Time and terminate as contemplated in clause (b), the holders of such Company Stock Options will be entitled to receive the Option Consideration (as defined below) in respect of such Company Stock Options. As of the Effective Time, each outstanding Company Stock Option shall be terminated by virtue of the Merger and each holder of a Company Stock Option shall cease to have any rights with respect thereto, other than the right to receive, in respect of each such terminated Company Stock Option, a special payment per Company Stock Option (without interest and subject to the deduction and withholding of such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax law) in cash equal to the Merger Consideration that would be payable in respect of the Class A Common Stock underlying such Company Stock Option less the applicable exercise price for such Company Stock Option (the “Option Consideration”). At Closing, Parent shall deposit with an option trustee mutually acceptable to Parent and the Company (the “Option Trustee”), the aggregate Option Consideration to which all holders of Company Stock Options shall become entitled pursuant to this Section 2.01(d) pursuant to a trust agreement to be entered into between the Company, Parent and the Option Trustee, providing for the distribution of the Option Consideration to the holders of the Company

Stock Options as set forth below. Payment of the Option Consideration to each of the holders of Company Stock Options entitled thereto shall be made by the Option Trustee, subject to the terms and conditions of this Agreement and subject to delivery to the Option Trustee and the Surviving Corporation of such holder’s Company Stock Options for cancellation (together with such transmittal documentation as the Option Trustee and the Surviving Corporation may reasonably request), on the date that is ninety (90) days after the Closing Date. Any amounts withheld and paid over to the appropriate taxing authority by the Surviving Corporation or the Option Trustee will be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Option in respect of whom such deduction and withholding was made. The Company shall take all actions required (including, if necessary, obtaining the written consent of each holder of Company Stock Options) under each Company Plan under which such Company Stock Options were granted to cause such Company Plan and all Company Stock Options granted thereunder to terminate at the Effective Time.
          (e) Warrants. Pursuant to and as required by the Company’s Amended and Restated Note and Warrant Purchase Agreement with BMO Nesbitt Burns Capital (U.S.), Inc., as Agent, dated as of June 23, 2004, the Company shall notify each holder of outstanding warrants to purchase shares of Class A Common Stock (each a “Company Warrant”), in writing, of the transactions contemplated hereby (the “Warrant Holder Notice”). Such Warrant Holder Notice shall (a) apprise the holders of outstanding Company Warrants of their ability to exercise or put the Company Warrants in accordance with their terms prior to the Effective Time, (b) disclose that, if not exercised or put, such Company Warrants will terminate at the Effective Time and

(c) disclose that if any Company Warrants are not exercised or put prior to the Effective Time and terminate as contemplated in clause (b), the holders of such Company Warrants will be entitled to receive the Warrant Consideration (as defined below) in respect of such Company Warrants. As of the Effective Time, each outstanding Company Warrant shall be terminated by virtue of the Merger and each holder of a Company Warrant shall cease to have any rights with respect thereto, other than the right to receive, in respect of each such terminated Company Warrant, a special payment per Company Warrant (without interest and subject to the deduction and withholding of such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law) in cash equal to the Merger Consideration that would be payable in respect of the Class A Common Stock underlying such Company Warrant less the applicable exercise price for such Company Warrant (the “Warrant Consideration”). Payment of the Warrant Consideration to each of the holders of Company Warrants entitled thereto shall be made by the Surviving Corporation, subject to the terms and conditions of this Agreement and subject to delivery to the Surviving Corporation of such holder’s Company Warrants for cancellation (together with such transmittal documentation as the Surviving Corporation may reasonably request), as soon as practicable after the Effective Time. Any amounts withheld and paid over to the appropriate taxing authority by the Surviving Corporation will be treated for all purposes of this Agreement as having been paid to the holder of the Company Warrant in respect of whom such deduction and withholding was made. The Company shall take all actions required (including, if necessary, obtaining the written consent of each holder of Company Warrants) to cause all Company Warrants to terminate at the Effective Time.
          (f) Director’s Shares. As of the Effective Time, each non-employee director’s right to receive shares of the Class A Common Stock upon his or her retirement or other cessation of service as a member of the Board of Directors (“Directors’ Shares”) under the Company’s Non-Employee Directors’ Compensation Plan (“Directors’ Plan”) shall terminate, and each such director shall cease to have any rights under the Directors’ Plan other than the right to receive, in respect of each Directors’ Share issuable to such director, a special payment per share (without interest and subject to the deduction and withholding of such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law) in cash equal to the Merger Consideration (“Directors’ Shares Consideration”). Payment of the Directors’ Shares Consideration to each of the directors entitled thereto shall be made by the Surviving Corporation, subject to the terms and conditions of this Agreement, as soon as practicable after the Effective Time. Any amounts withheld and paid over to the appropriate taxing authority by the Surviving Corporation will be treated for all purposes of this Agreement as having been paid to the director in respect of whom such deduction and withholding was made. The Company shall take all actions required (including, if necessary, obtaining the written consent of each director having the right to receive Directors’ Shares) under the Directors’ Plan to cause the Directors’ Plan and Directors’ Shares to be granted thereunder to terminate at the Effective Time.

          Section 2.02. Dissenter’s Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to exercise dissenter’s rights who properly exercises such rights and seeks appraisal of such dissenting shares (“Dissenting Shareholder” and such shares “Dissenting Shares”) pursuant to, and who complies in all respects with, Article 13 of the GBCC (the “Dissenters’ Provisions”) shall not be converted into the right to receive the Merger Consideration, and the Dissenting Shareholders will be entitled to payment of the fair value of their Dissenting Shares in accordance with the Dissenters’ Provisions or such amount as the Dissenting Shareholders and the Company may agree; provided, however, that if any such Dissenting Shareholder shall fail to perfect or otherwise shall waive, withdraw, or lose the right to appraisal under the Dissenters’ Provisions, then the right of such Dissenting Shareholder to be paid the fair value of such Dissenting Shareholder’s Dissenting Shares shall cease and such Dissenting Shares shall thereupon be treated as if they had been converted into and became exchangeable for, at the Effective Time, the right to receive that portion of the Merger Consideration payable in respect of such Dissenting Shares, without interest, as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          Section 2.03. Exchange of Certificates.
          (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company in the United States to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of Certificates representing Company Common Stock. Promptly after the Effective Time, Parent shall deposit with the Paying Agent the aggregate Merger Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”). If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.
          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, but in no event more than three (3) business days thereafter, the Paying Agent shall send to each person who was, at the Effective Time, a holder of record of Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a representation as to such person’s title to the shares of Company Common Stock represented by such Certificates and a provision confirming that delivery of Certificates shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of such Certificates to the Paying Agent) and

(ii) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent, (A) the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration represented by such Certificate, and (B) the Certificates so surrendered shall be cancelled. Until surrendered as contemplated by this Section 2.03, each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest. If any Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of any portion of the Merger Consideration, require the owner of such lost, stolen or destroyed Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claims that may be made against the Paying Agent, Parent, or the Surviving Corporation with respect to such Certificate.
          (c) Transferred Certificates, Taxes. If any Merger Consideration is to be paid to any person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such person either (i) shall pay to the Paying Agent any transfer or other taxes required as a result of the distribution of such cash payment to such person, or (ii) shall establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not applicable. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Paying Agent. All amounts in respect of taxes received or withheld by Parent shall be disposed of by Parent in accordance with the Code or such state, local or foreign tax law, as applicable.
          (d) No Further Ownership Rights in Company Common Stock. As of the Effective Time, all shares of Company Common Stock (other than shares of Company Common Stock to be cancelled and retired in accordance with Section 2.01(b) and any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of the Certificate representing such shares in accordance with this Section 2.03, without interest. The Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 2.03 shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificates.

          (e) Closed Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of the Company’s capital stock on the records of the Company.
          (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to holders of Certificates as of the date 180 days after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Certificates who have not theretofore surrendered their Certificates in accordance with this Section 2.03 shall thereafter look only to the Surviving Corporation for satisfaction of their claims for any portion of the Merger Consideration.
          (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other person with respect to any portion of the Merger Consideration (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official pursuant to any applicable abandoned property law, escheat law, or similar Law.
          Section 2.04. Further Assurances.
     If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Company or Sub, or (b) otherwise to carry out the purposes of this Agreement, the Surviving

Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Sub, as applicable, and otherwise to carry out the purposes of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Except as disclosed in the disclosure letter (with the Section or subsection of this Agreement to which the information stated in such disclosure relates being readily apparent on its face) delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Sub as follows:
          Section 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries listed in Part 3.02(a) of the Company Disclosure Letter (the “Subsidiaries” and any one of them being a “Subsidiary”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. The Company and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify has not had and would not reasonably be expected to have (i) a material adverse effect on the Company and the Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Company to perform its obligations under this Agreement, or (iii) a material adverse effect on the ability of the Company to consummate the Merger and the other Transactions, with clauses (i) through (iii) constituting a “Company Material Adverse Effect”. The Company has made available to Parent true and complete copies of the Articles of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the bylaws of the Company, as amended to the date of this Agreement (as so amended, the “Company Bylaws”), and the comparable charter and organizational documents of each Subsidiary, in each case as amended through the date of this Agreement.
          Section 3.02. Subsidiaries; Equity Interests.
          (a) Part 3.02(a) of the Company Disclosure Letter lists each Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Part 3.02(a) the Company Disclosure Letter, are owned by the Company, by another Subsidiary, or by the Company and another Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances, adverse rights or claims and security interests or purchase rights of any kind or nature whatsoever (collectively, “Liens”).
          (b) Except for its interests in the Subsidiaries and except for the ownership interests set forth in Part 3.02(b) of the Company Disclosure Letter, the

Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.
          Section 3.03. Capital Structure. The authorized capital stock of the Company consists of 20,000,000 shares of Class A Common Stock, 200,000 shares of Class B Common Stock, and 2,000,000 shares of redeemable preferred stock, no par value per share (“Preferred Stock”, and together with the Company Common Stock, the “Company Capital Stock”). At the close of business on March 22, 2006, (i) 4,880,878 shares of Class A Common Stock were issued and outstanding, (ii) 100,000 shares of Class B Common Stock were issued and outstanding, (iii) no shares of Class A Common Stock were held by the Company in its treasury, (iv) no shares of Class B Common Stock were held by the Company in its treasury, (v) 518,820 shares of Class A Common Stock were subject to the outstanding Company Stock Options referred to in Part 3.03 of the Company Disclosure Schedule and 327,561 additional shares of Class A Common Stock were reserved for issuance pursuant to the Company Plan, (vi) 545,467 shares of Class A Common Stock were reserved for issuance upon exercise of Company Warrants held by the Company’s subordinated lenders, of which 290,278 were exercisable, (vii) no shares of Class B Common Stock were subject to outstanding Company Stock Options or reserved for issuance pursuant to the Company Plan, (viii) 2,334 shares of Preferred Stock were issued or outstanding, and no shares of Preferred Stock were subject to outstanding Company Stock Options, or reserved for issuance under the Company Plan or any rights plan or other plan or commitment, and (ix) 15,580 shares of Class A Common Stock were reserved for issuance upon the retirement of the Company’s directors or their other cessation of service as directors. Except as set forth above, at the close of business on March 22, 2006, no shares of Company Capital Stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Immediately prior to the Effective Time, Company Stock Options to purchase not more than 518,820 shares of Class A Common Stock will be exercisable, including any Company Stock Options exercisable as a result of the Merger, at an exercise price equal to or less than $1.875 per share of Class A Common Stock (the “Exercisable Company Stock Options”). There are no outstanding stock appreciation rights linked to the price of Company Capital Stock and granted under the Company Plan or any other stock based plan. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and except as set forth in the Part 3.03 of the Company Disclosure Letter, not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the GBCC, the Company Charter, the Company Bylaws or any contract to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”). Except as set forth above or in Part 3.03 of the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Subsidiary is a party or by which any of them is bound (i) obligating the

Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Company Capital Stock. Except as provided in Part 3.03 of the Company Disclosure Letter, as of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary. Part 3.03 of the Company Disclosure Letter sets forth a true and complete list of the outstanding (i) Company Stock Options, and the Exercisable Company Stock Options, together with the number of shares of Class A Common Stock subject thereto, the grant and expiration dates, the terms of vesting, the exercise price, and the name of the holder thereof, and (ii) Company Warrants, together with the number of shares of the Class A Common Stock subject thereto, the grant and expiration dates, the terms of vesting, and the purchase price of such shares and the name of the holder thereof. Since March 22, 2006, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding Company Stock Options or Company Warrants referred to above in this Section 3.03.

     Section 3.04. Authority; Execution and Delivery; Enforceability.
     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the Company Shareholder Approval (as defined in Section 3.04(c)) with respect to the Merger, to consummate the Merger and other Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and other Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Shareholder Approval. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation (subject to the Company Shareholder Approval with respect to the Merger), enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     (b) The Board of Directors of the Company (the “Company Board”), at a meeting duly called and held, and with a recommendation of the Special Committee, unanimously adopted resolutions (i) approving this Agreement, the Merger, the Voting Agreements, the Contribution Agreement, and the other Transactions, (ii) determining that the terms of the Merger are fair, from a financial point of view, to the Company and its shareholders and that the Merger is advisable, and (iii) recommending that the Company’s shareholders approve this Agreement and the Merger. No further corporate action is required by the Company Board, pursuant to the GBCC or otherwise, for the Company to approve this Agreement or the Transactions.
     (c) The only vote of holders of any class or series of Company Capital Stock necessary under the GBCC or otherwise to approve and adopt this Agreement and the Merger is (i) the approval of this Agreement by the holders of a majority of the votes of the issued and outstanding Company Common Stock and (ii) the approval of this Agreement by the holders of a majority of the votes of the issued and outstanding Company Common Stock owned of record and beneficially by persons not party to the Contribution Agreement (the “Company Shareholder Approval”).
     Section 3.05. No Conflicts; Consents.
     (a) Except as set forth in Part 3.05 of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under any provision of (i) the Company Charter, the Company Bylaws or the comparable charter or organizational documents of any Subsidiary, (ii) any resolution adopted by the Company Board or the Company’s shareholders or the board of directors or shareholders of any Subsidiary, (iii) any Material Contract (as defined in Section 3.12), or (iv) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, writ, injunction or decree, domestic or foreign (“Judgment”), or any Law applicable to the Company or any Subsidiary or their respective properties or assets.
     (b) No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required to be obtained or made by or with respect to the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger and other Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the filing with the SEC of (A) a proxy or information statement relating to the approval of this Agreement by the Company’s shareholders (the “Proxy Statement”) and (B) such other Schedules or reports under Section 13, under the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) such other filings as may be required in connection with this Agreement, the Merger and the other Transactions under the Exchange Act or the Securities Act of 1933 (the “1933 Act”), (iv) any filings required under state securities or “blue sky” laws, (v) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (vi) such filings as may be required in connection with the taxes described in Section 6.09 and (vii) such other items that, where the failure to obtain such Consents, individually or in the aggregate, would not have and would not reasonably be expected to have a Company Material Adverse Effect.
     Section 3.06. SEC Reports; Financial Statements; Undisclosed Liabilities.
     (a) SEC Reports. The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2003. Part 3.06(a) of the Company Disclosure Letter lists, and the Company has, except to the extent available in full without redaction on the SEC’s website through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) two days prior to the date of this Agreement, delivered or made available to Parent copies in the form filed with the SEC of, all of the following: (i) the Company’s Annual Reports on Form 10-K for the Company’s fiscal years ended December 31, 2002, 2003 and 2004, and any amendments thereto, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above and any amendments thereto, (iii) all proxy statements relating to the Company’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) the Company’s Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, and any amendments thereto, (v) all other forms, reports, registration statements and other documents filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above, and any amendments thereto (the forms, reports, registration statements, other documents and amendments referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through

EDGAR, are, in each case including all exhibits and schedules thereto and documents incorporated by reference therein, collectively, referred to as the “Company SEC Reports” and, to the extent available in full without redaction on the SEC’s website through EDGAR two days prior to the date of this Agreement, are, collectively, referred to as the “Filed Company SEC Reports”), (vi) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act, or (z) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) with respect to any report referred to in clause (i) or (ii) above (collectively, the “Certifications”), and (vii) all comment letters received by the Company from the Staff of the SEC since January 1, 2002, and all responses to such comment letters by or on behalf of the Company. The Company SEC Reports, as amended, (x) as of their respective SEC filing dates, complied in all material respects with the applicable requirements of the Securities Act, Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Certifications are each true and correct. No Subsidiary of the Company is or has been required to file any form, report, registration statement or other document with the SEC. As used in this Section 3.06, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC (regardless of whether public or confidential).
     (b) Financial Statements. The consolidated financial statements and notes contained or incorporated by reference in the Company SEC Reports, as amended, fairly present, in accordance with GAAP, the consolidated financial condition and the results of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as at the respective dates of and for the periods referred to in such financial statements; all of such statements and notes have been prepared in accordance with GAAP and Regulation S-X of the SEC, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the omission of notes to the extent permitted by Regulation S-X of the SEC (that, if presented, would not differ materially from notes to the financial statements included in the most recent Annual Report on Form 10-K included in the Filed Company SEC Reports (the consolidated balance sheet included in such Annual Report is the “Balance Sheet”)); the financial statements referred to in this Section 3.06(b) reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any person other than the Company and the Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. Part 3.06(b) of the Company Disclosure Letter contains a description of all non-audit services performed by the Company’s auditors for the Company and its Subsidiaries since the beginning of the immediately preceding fiscal year of the Company and the fees paid for such services; all such non-audit services were approved as required by Section 202 of the Sarbanes-Oxley Act of 2002. Part 3.06(b) of the Company Disclosure Letter lists, and the Company has delivered or made available to Parent copies of, the documents creating or governing all of the off-balance sheet arrangements of the Company and its Subsidiaries. The corporate records and minute books of the Company and the Subsidiaries have been maintained in accordance with all applicable Laws and are complete and accurate in all material respects. Financial books and records and accounts of the Company and the Subsidiaries used in preparation of the Company’s consolidated financial statements: (x) have been maintained in accordance with good business practices on a basis consistent with prior years, (y) are stated in reasonable detail and reflect the transactions of the Company and its Subsidiaries in all material respects and (z) reflect the basis for the Company’s consolidated financial statements in all material respects.
     (c) Undisclosed Liabilities. Except as disclosed on Part 3.06(c) of the Company Disclosure Letter, neither the Company nor any of the Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent reflected or reserved against on the Balance Sheet (including the notes thereto) or (ii) incurred after the date of the Balance Sheet in the ordinary course of business consistent with the Company’s past practice.
     (d) Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act, the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting known to it that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, to the knowledge of the Company, the Company has not received any complaints since December 31, 2004 regarding accounting, internal accounting controls or auditing matters, including any such complaint regarding questionable accounting or auditing matters. Except as disclosed in Part 3.06(d) of the Company Disclosure Letter, to the knowledge of the Company, the Company has not identified any material weaknesses in the design or operation of internal controls over financial reporting. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.
     Section 3.07. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports or in Part 3.07 of the Company Disclosure Letter, from the date of the Balance Sheet to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

          (a) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;
          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock;
          (c) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;
          (d) (A) any granting by the Company or any Subsidiary to any current or former director, officer or employee of the Company or any Subsidiary of any increase in compensation, except with respect to employees (other than directors, officers or key employees), in the ordinary course of business consistent with past practice, (B) any granting by the Company or any Subsidiary to any such director, officer, or employee of any increase in severance or termination pay, or (C) any entry by the Company or any Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer, or employee, except for such agreements or amendments with employees (other than directors, officers, or key employees) that are entered into in the ordinary course of business consistent with prior practice;
          (e) any termination of employment or departure of any officer or other key employee of the Company or any Subsidiary;

          (f) any change in accounting methods, principles or practices by the Company or any Subsidiary materially affecting the consolidated assets, liabilities, or results of operations of the Company, except insofar as may have been required by a change in GAAP;
          (g) any material elections with respect to Taxes (as defined in Section 3.08) by the Company or any Subsidiary or settlement or compromise by the Company or any Subsidiary of any material Tax liability or refund;
          (h) any amendment to the Company Charter, Company Bylaws, or other organizational document of the Company, or the comparable documents of any Subsidiary, or any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving the Company or any Subsidiary;
          (i) any creation of a Subsidiary of the Company or any Subsidiary or acquisition by the Company any Subsidiary or of any equity interest or other interest in any other entity; or
          (j) except in the ordinary course of business and consistent with past practice, any action by the Company or any Subsidiary to (i) enter into or cause any of the assets owned or used by it to become bound by any Material Contract, or (ii) amend or terminate, or waive any material right or remedy under, any Material Contract.
          Section 3.08. Taxes.
     Except as set forth in Part 3.08 of the Company Disclosure Letter:

          (a) Tax Returns and Payments. Each of the Company and each Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid. The Company and each Subsidiary has complied with all material applicable Laws relating to the withholding of Taxes and has, within the times and in the manner prescribed by applicable Law paid over such withheld amounts to the proper Tax authorities.
          (b) Reserves. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and its Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements (in addition to any reserve for deferred Taxes established to reflect timing differences between book and tax income). No material deficiency with respect to any Taxes has been proposed, asserted, or assessed against the Company or any Subsidiary by a Tax Authority, and no requests for waivers of the time to assess any such Taxes are pending.
          (c) Audits. The Tax Returns of the Company and each Subsidiary consolidated in such Tax Returns have not, since January 1, 2003, been audited or examined by, or settled with, the Internal Revenue Service or other applicable Tax Authority. No written or, to the Company’s knowledge, unwritten, notice of any such audit or examination has been received by the Company or any Subsidiary. All material assessments for Taxes due with respect to completed and settled audits or examinations or any concluded litigation have been fully paid.

          (d) Liens. There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary is bound by any agreement with respect to Taxes other than agreements solely between or among the Company and its Subsidiaries.
          (e) Tax Claims. No claim has been made in the past five years by any Tax Authority in a jurisdiction within which the Company or any Subsidiary does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction.
          (f) Section 355. Neither the Company nor any Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.
          (g) Waiver of Statutes of Limitations. Neither the Company nor any Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to a material amount of Taxes or any material Tax Return.
          (h) Availability of Tax Returns. The Company has made available to Parent copies of all material Tax Returns, and any amendments thereto, filed by or on behalf of, or which include, the Company or any Subsidiary, for all taxable periods ending on or after January 1, 2003, and prior to the Closing Date.

          (i) Accounting Methods. Neither the Company nor any Subsidiary will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that economically accrued in a taxable period ending on or before the Closing Date as a result of the installment method of accounting, the completed contract method of accounting, any method of reporting revenue from contracts which are required to be reported based on the percentage of completion method (as defined in Section 460(b) of the Code) but that were reported using another method of accounting, or any other method of accounting. Neither the Company nor any Subsidiary is required to include in income any material amount in any taxable period ending after the Closing Date pursuant to an adjustment required under Code Section 481 by reason of a voluntary change in accounting method initiated by the Company or such Subsidiaries, and the Internal Revenue Service has not proposed any such change in accounting method.
          (j) Section 338 Election. No election under Section 338 has been made by or with respect to the Company or any Subsidiary or any of their respective assets or properties within the last three taxable years.
          (k) Certain Nondeductible Amounts. Neither the Company nor any Subsidiary is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any amount that would not be deductible by the Company or any Subsidiary by reason of Sections 162(m) or 280G of the Code.
          (l) USRHC. The Company is not a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code and was not a USRPHC on any “determination date” (as defined in Section 1.897-2(c) of the Treasury Regulations under the Code) that occurred in the five-year period preceding the Closing.
          (m) Neither the Company nor any Subsidiary has participated in a “reportable transaction” within the meaning of Section 1.6011-4(b)(1) of the Treasury Regulations under the Code.
          (n) For purposes of this Agreement:
     “Tax Authority” means any federal, state, or local government or other Governmental Entity, agency, authority, or other body responsible for the imposition, administration, or collection of any Tax.
     “Taxes” includes all forms of taxation imposed by any Tax Authority, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, withholding and other Taxes of any kind, including all interest, penalties and additions thereto.
     “Tax Return” means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.
          Section 3.09. ERISA Compliance.
          (a) Part 3.09(a) of the Company Disclosure Letter contains a list and brief description of (i) all “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (sometimes referred to herein as “Company Pension Plans”), (ii) all “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) and (iii) all other Benefit Plans (as hereafter defined) maintained, or contributed to, by the Company or any Subsidiary for the benefit of any current or former employees, officers, or directors of the Company or any Subsidiary or to which the Company or any Subsidiary has any obligation or liability, contingent or actual (each a “Company Benefit Plan”). The Company has made available to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof), (ii) the two most recent Forms 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, (iv) the two most recent actuarial valuation reports for each Company Benefit Plan, if any, (v) the most recent IRS determination letter for each Company Pension Plan and (vi) each trust agreement and group annuity contract relating to any Company Benefit Plan, if any. Neither the Company nor any Subsidiary maintains or participates in, and none has at any time maintained or participated in (i) a “multiemployer pension plan” as defined in Section 3(37) of ERISA, (ii) except as disclosed in Part 3.09(a) of the Company Disclosure Letter, a plan or arrangement that provides post-employment welfare benefits or coverage except as required under Part 6 of Subtitle B of Title I of ERISA and at the expense of the participant or participant’s beneficiary or (iii) a plan with a welfare benefit fund as defined in Section 419 of the Code.

          (b) All Company Benefit Plans are in compliance in all material respects with applicable Law (including, where applicable, the Code and ERISA) and, except as disclosed in Part 3.09(a) of the Company Disclosure Letter, all amendments and actions required to bring the Company Benefit Plans into compliance in all material respects with applicable Laws (including Section 409A of the Code) have been made or taken. All Company Pension Plans which are intended to be tax-qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and their related trusts are exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. Except as disclosed in Part 3.09(b) of the Company Disclosure Letter, no such Company Pension Plan has been amended since the date of its most recent determination letter or application therefor in any respect and nothing has occurred with respect to the operation of each such plan that would adversely affect its qualification, nor has any such Company Pension Plan been amended since December 31, 2004 in any respect that would materially increase its costs.
          (c) No Company Pension Plan is a “defined benefit plan” within the meaning of Section 3(35) of ERISA or is subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, and neither the Company nor any Subsidiary has any actual or contingent liability under any defined benefit plan (including any multiemployer plan) which it (or any ERISA Affiliate) previously maintained or contributed to (or was obligated to maintain or contribute to). None of the Company, any Subsidiary, any officer of the Company or any Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, or any trusts created thereunder, has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Subsidiary or any officer of the Company or any Subsidiary to any material Tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or 502(l) of ERISA.
          (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, (i) no such Company Benefit Plan is funded through a “welfare benefits fund” (as such term is defined in Section 419(e) of the Code), (ii) each such Company Benefit Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code), complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and the Health Insurance Portability and Accountability Act of 1996 as amended, and (iii) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and its Subsidiaries on or at any time after the Effective Time, except with respect to contributions, premiums, or benefit claims (actual or contingent) with respect to the period from the Effective Time to such termination.
          (e) There are no pending actions, claims or lawsuits arising from or relating to the Company Benefit Plans (other than routine benefit claims), nor does the

Company or any Subsidiary have any knowledge of facts that could form the basis for any such claim or lawsuit.
          (f) Except as disclosed in Part 3.09(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions will: (i) result in any payment becoming due to any current or former employee, officer or director of the Company or any Subsidiary, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan or (iv) require any contributions or payments to fund any obligations under any Company Benefit Plan.
          (g) Any individual who performs services for the Company or any Subsidiary and who is not treated as an employee of the Company or any Subsidiary for federal income tax purposes by the Company or any Subsidiary is not an employee for such purposes.
     As used in this Agreement, “Benefit Plan” means any Company Pension Plan, employee welfare benefit plan, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, agreement or arrangement providing compensation or benefits to any current or former employee, officer or director of the Company or any Subsidiary.
     “ERISA” means the Employee Retirement Security Income Act of 1974, as amended.

     “ERISA Affiliate” means any entity treated as a single employer with, or under common control with the Company or any Subsidiary within the meaning of Sections 414(b), (c), (m) or (o) of the Code.
          Section 3.10. Litigation. Except as disclosed in Part 3.10 of the Company Disclosure Letter, there is no material suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and, as of the date of this Agreement, the Company is not aware of any basis for any such suit, action or proceeding), nor is there any material Judgment outstanding against the Company or any Subsidiary. Except as disclosed in Part 3.10 of the Company Disclosure Letter, the Company is not subject to any settlement agreements or stipulations.
          Section 3.11. Compliance with Applicable Laws; Permits.
          (a) Except as disclosed in Part 3.11(a) of the Company Disclosure Letter, the Company and its Subsidiaries are, and since January 1, 2002, have been, in compliance in all material respects with all applicable Laws. Except as set forth in Part 3.11(a) of the Company Disclosure Letter, to the knowledge of the Company, neither the Company nor any Subsidiary has received any written communication since January 1, 2002 from a Governmental Entity that alleges that the Company or a Subsidiary is not in compliance in any material respect with any applicable Law or is required to take any material remedial action. This Section 3.11(a) does not relate to matters with respect to Taxes or Environmental Laws, which are the subject of Section 3.08 and 3.14, respectively.

          (b) Except as disclosed in Part 3.11(b) of the Company Disclosure Letter, the Company and each of the Subsidiaries hold all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Entities, or required by Governmental Entities to be obtained, in each case necessary for the lawful conduct of their respective businesses (collectively, “Permits”). The Company and the Subsidiaries are (and since January 1, 2003 have been) in compliance in all material respects with the terms of all Permits. Since January 1, 2003, neither the Company nor any of the Subsidiaries has received written notice to the effect that a Governmental Entity was considering the amendment, termination, revocation or cancellation of any Permit. The consummation of the Merger, in and of itself, will not cause the revocation or cancellation of any Permit.
          Section 3.12. Contracts.
          (a) Set forth in Part 3.12 of the Company Disclosure Letter is a list of (i) each contract that would be required to be filed as an exhibit to a Registration Statement on Form S-1 under the Securities Act or an Annual Report on Form 10-K under the Exchange Act if such registration statement or report was filed by the Company with the SEC on the date hereof, and (ii) each of the following to which the Company or any of its Subsidiaries is a party: (A) contract that purports to limit, curtail or restrict the ability of the Company or any of its existing or future Subsidiaries or affiliates to compete in any geographic area or line of business or restrict the persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or deliver services, (B) partnership or joint venture agreement, (C) contract for the acquisition, sale or lease of material properties or assets (by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2002, (D) contract with any (x) Governmental Entity or (y) director or officer of the Company or any of the Subsidiaries or any Affiliate of the Company, (E) loan or credit agreement, mortgage, indenture, note or other contract or instrument evidencing indebtedness for borrowed money by the Company or any of the Subsidiaries or any contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of the Subsidiaries, (F) financial derivatives master agreement or confirmation, or futures account opening agreements and/or brokerage statements, evidencing financial hedging or similar trading activities, (G) voting agreement or registration rights agreement, (H) mortgage, pledge, security agreement, deed of trust or other contract granting a Lien on any material property or assets of the Company or any of its Subsidiaries, (I) customer, client or supply contract that involved consideration in fiscal year 2004 or 2005 in excess of $500,000 or that is reasonably likely to involve consideration in fiscal year 2006 in excess of $500,000, (J) contract that involves consideration (whether or not measured in cash) of greater than $500,000, (K) collective bargaining agreement, (L) “standstill” or similar agreement, (M) contract obligating the Company or any of the Subsidiaries to provide or obtain products or services for a period of one year or more or requiring the Company or any of the Subsidiaries to purchase or sell a stated portion of its requirements or outputs, (N) to the extent material to the business or financial condition of the Company and the Subsidiaries, taken as a whole, (1) lease or rental contract, (2) product design or development contract, (3) consulting contract, (4) indemnification contract or contracts containing provisions whereby the Company or any of its Subsidiaries provides infringement indemnification, (5) license or royalty contract or any other contract relating to any Intellectual Property Rights, (6) merchandising, sales representative or distribution contract or (7) contract granting a right of first refusal or first negotiation, and (O) commitment or agreement to enter into any of the foregoing (the contracts and other documents required to be listed on Part 3.12 of the Company Disclosure Letter, together with any and all other contracts of such type entered into in accordance with Section 5.01, each a “Material Contract”). The Company has heretofore made available to Parent correct and complete copies of each Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and material “side letters” and similar documentation relating thereto.
     Each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and the Subsidiaries party thereto, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as separately identified in Part 3.12 of the Company Disclosure Letter, no approval, consent or waiver of any person is needed in order that any Material Contract continue in full force and effect following the consummation of the Transactions. Neither the Company nor any of the Subsidiaries is in default under any Material Contract, nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company and the Subsidiaries party thereto, except for such defaults as, individually or in the aggregate, are not and could not reasonably be expected to be material to the Company and the Subsidiaries, taken as a whole. To the knowledge of the Company, no other party to any Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, are not and could not reasonably be expected to be material to the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries has received any notice of termination or cancellation under any Material Contract.
          Section 3.13. Intellectual Property.
          (a) Except as disclosed in Part 3.13(a) of the Company Disclosure Letter, the Company or a Subsidiary is the sole and exclusive owner of all right, title and interest in and to all of the Patents, Marks, and Copyrights included in the Intellectual Property Rights and listed in Part 3.13(c) of the Company Disclosure Letter, free and clear of all Liens or obligations to others (except for the licenses granted under the contracts listed in Part 3.12 of the Company Disclosure Letter). Except as disclosed in Part 3.13(a) of the Company Disclosure Letter, the Company or a Subsidiary is the sole and exclusive owner of, or has valid and continuing rights to use, sell, license and otherwise exploit, as the case may be, all other Intellectual Property Rights used, sold, licensed or otherwise exploited by the Company or the Subsidiaries in their businesses as currently conducted, free and clear of all Liens.
          (b) Except as disclosed in Part 3.13(b) of the Company Disclosure Letter, the consummation of the Transactions will not breach, alter or impair the

Company’s or any of its Subsidiaries’ right to own or use any Intellectual Property Rights.
          (c) Part 3.13(c) of the Company Disclosure Letter lists all registered Intellectual Property Rights and all applications for the registration of Intellectual Property Rights of the Company and its Subsidiaries. Part 3.13(c) of the Company Disclosure Letter lists the record owner of each such item of Intellectual Property Rights and the jurisdictions in which each such item of Intellectual Property Rights has been issued or registered or in which each application for issuance or registration of such item of Intellectual Property Rights has been filed.
          (d) Except as set forth in Part 3.13(d) of the Company Disclosure Letter, no claims are pending or, to the knowledge of the Company, threatened that (i) the Company or any Subsidiary is infringing, misappropriating, committing an unauthorized use or violation of, or otherwise adversely affecting the rights of any person or entity with regard to any Intellectual Property Right or (ii) assert that any Intellectual Property Rights owned by the Company or any Subsidiary (the “Owned Intellectual Property Rights”) are invalid or unenforceable. Neither the Company nor any Subsidiary has received written notice (including by electronic mail) of any such threatened claim. All of the Company’s and the Subsidiaries’ rights in and to the Owned Intellectual Property Rights are valid and enforceable. To the knowledge of the Company, except as set forth in Part 3.13(d) of the Company Disclosure Letter, no person or entity is infringing the rights of the Company or any Subsidiary with respect to, violating, misusing or misappropriating any Owned Intellectual Property Rights, and no such claims have been made against any person or entity by the Company or any Subsidiary.

          (e) The Intellectual Property Rights owned, used, practiced, licensed or otherwise exploited by the Company or any of the Subsidiaries, the development, manufacture, reproduction, use, license, marketing, importation, exportation, offer for sale or sale of the products or services of the Company or the Subsidiaries in connection with their businesses as currently conducted, and the current business practices and methods of the Company or any of its Subsidiaries do not infringe, violate or constitute an unauthorized use or misappropriation of any Intellectual Property Rights of any person or entity.
          (f) The Intellectual Property Rights owned by or licensed to the Company includes all of the intellectual property rights used by, and necessary to enable, the Company and the Subsidiaries to conduct their businesses in the manner in which such businesses are currently being conducted.
          (g) The Company and the Subsidiaries have taken adequate security measures to protect the secrecy, confidentiality and value of all Trade Secrets of the Company and the Subsidiaries and any other confidential information, which measures are reasonable in the industry in which the Company and the Subsidiaries operate.
          (h) Part 3.13(h) sets forth a complete and accurate list of (i) all software that is owned exclusively by the Company or any Subsidiary and (ii) all software that is used by the Company or any Subsidiary that is not exclusively owned by the Company or any Subsidiary, excluding software licensed under a shrink-wrap or click-through agreement on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000.

          (i) Neither this Agreement nor any transaction contemplated by this Agreement will result in the grant of any right or license with respect to any Intellectual Property Rights to any person or entity pursuant to any contract to which the Company or any of the Subsidiaries is a party or by which any assets or properties of the Company or any of the Subsidiaries is bound.
          (j) For the purposes of this Agreement:
     “Intellectual Property Rights” means all intellectual property rights owned or used by the Company and the Subsidiaries, and related priority rights, arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention: (i) patents and patent applications, including continuations, divisionals, continuations-in-part, extensions, reexaminations, renewals, substitutions and reissues, and patents issuing thereon (collectively, “Patents”), (ii) trademarks, service marks, corporate names, trade names, service names, brand names, trade dress, logos and Internet domain names, together with the goodwill associated with any of the foregoing (collectively, “Marks”), (iii) copyrights, works of authorship and moral rights (collectively, “Copyrights”), (iv) confidential and proprietary information, including trade secrets, discoveries, concepts, ideas, research and development, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, manufacturing and production processes and techniques, data, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals of the Company and the Subsidiaries, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by

Patents (collectively, “Trade Secrets”), (v) computer programs and software (including source code, object code and all related documentation), designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, data, databases, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and website content, and (vi) registrations and applications for registration of any and all of the foregoing in subclauses (i) through (v).
          Section 3.14. Environmental Matters.
     Except as disclosed in Part 3.14 of the Company Disclosure Letter:
          (a) the Company and its Subsidiaries are and since January 1, 2002, have been in compliance with Environmental Laws in connection with the ownership, use, maintenance and operation of its owned, operated or leased real property which compliance includes obtaining, maintaining and complying with Permits required pursuant to Environmental Laws, except for non-compliance that would not reasonably be expected to result in the Company and its Subsidiaries incurring material liabilities;
          (b) neither the Company nor its Subsidiaries have received written notices, claims, or allegations of any violation or alleged violation or liability or potential liability under any Environmental Law, which are pending or have not otherwise been resolved with no prospective or continuing obligations;
          (c) there are no administrative, civil or criminal Judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or, to the Company’s knowledge, investigations pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to compliance with or liability under any Environmental Law other than those which would not reasonably be expected to result in the Company or its Subsidiaries incurring liabilities under Environmental Laws in excess of $10,000 individually or $50,000 in the aggregate. Without limiting the preceding sentence, the Company is not aware of any claim, notice, demand or other written communication alleging that the Company or any Subsidiary is or could be liable for personal injuries or bodily damages as a result of exposure to Hazardous Materials not covered by worker’s compensation or similar insurance;
          (d) to the knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents or actions of the Company or Subsidiaries or any predecessor companies, which individually or in the aggregate, could reasonably be expected to (i) materially and adversely interfere with or prevent continued material compliance with Environmental Law or (ii) require material capital expenditures under Environmental Law.
          (e) neither the Company nor any Subsidiary is undertaking or is under any obligation to conduct any investigation, remediation or other action as a result of a Release of Hazardous Materials in violation of Environmental Laws nor, to the knowledge of the Company, are there any conditions which, with the passage of time, would reasonably be expected to give rise to an obligation of the Company or its Subsidiaries to conduct any investigation, remediation or other action as a result of a Release of Hazardous Materials in violation of Environmental Laws, which investigation, remediation or action would reasonably be expected to result in the Company or its Subsidiaries incurring material liability under Environmental Laws;

          (f) to the knowledge of the Company, neither the Company nor the Subsidiary has arranged for the disposal or off-site treatment of hazardous wastes at facilities that are subject to on-going investigation or remediation and the Company has not received any notice of potential liability associated with such off-site disposal or treatment.
          (g) The Company has made available to Buyer copies of all material environmental, health and safety assessments, audits, investigations, or other such reports relating to the Company or any Subsidiary or any current or formerly owned or leased property of the Company or any Subsidiary or otherwise relating to any matter disclosed on Part 3.14 of the Company’s Disclosure Letter that are in the possession, custody or control of the Company or any Subsidiary and were prepared since January 1, 2000.
     “Environmental Law” means any and all federal, state and local environmental statutes, laws, ordinances, codes, rules, regulations, rule of common law or other legal requirement in effect as of the applicable time regulating, relating to or imposing liability or standards concerning or in connection with the protection of the environment, natural resources, or human health and safety as it relates to exposure to Hazardous Materials, or the use and disposal of Hazardous Materials or pollution including (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. sec. 9601 et seq.); (ii) the Clean Water Act (33 U.S.C. 1251 et seq.); (iii) the Resource Conservation and Recovery Act (42 U.S.C. sec. 6901, et seq.); (iv) the Clean Air Act (42 U.S.C. sec. 7401, et seq.); and (v) any similar state or local laws.

     “Hazardous Material” means any substance, material or waste which is regulated under any Environmental Law as hazardous, toxic, pollutant, contaminant or words of similar meaning, including, without limitation, petroleum and its by-products, asbestos or polychlorinated biphenyls.
          Section 3.15. Insurance. Part 3.15 of the Company Disclosure Letter sets forth a list of each material insurance policy maintained by the Company and its Subsidiaries. All such policies are in full force and effect, all premiums due thereon have been paid, and the Company and its Subsidiaries have complied in all material respects with the provisions of such policies and, except as set forth in Part 3.15 of the Company Disclosure Letter, will remain in full force and effect after consummation of the Transactions. The Company and its Subsidiaries have not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Company and its Subsidiaries under or in connection with any of their extant insurance policies. Except as disclosed in Part 3.15 of the Company Disclosure Letter, the Company and its Subsidiaries have not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company and its Subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Company and its Subsidiaries, purchase of additional equipment, or material modification of any of the methods of doing business, will be required. The Company’s directors’ and officers’ liability insurance policy set forth in Part 3.15 of the Company Disclosure Letter is in force on the terms set forth on the declarations page attached to Part 3.15 of the Company Disclosure Letter, except that the coverage limit under such policy has increased from $5,000,000 to $7,000,000. To the Company’s knowledge, there are no pending, threatened, or other known claims related to purchases, sales or other transfers of the Company’s shares of capital stock, including as a result of the Merger and as contemplated by the Contribution Agreement, as to which the provider of such directors’ and officers’ liability insurance policy has denied coverage or has indicated that coverage would or may be denied.
          Section 3.16. Labor Matters. Neither the Company nor any Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or a labor organization; nor is any application for certification with respect to a union-organizing campaign outstanding; nor has any request for recognition by a labor union or labor organization been made to Company or any Subsidiary. Neither the Company nor any Subsidiary is the subject of any legal proceeding asserting that the Company or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, and there is no strike, work stoppage or other labor dispute involving any of the Company or any Subsidiary pending or, to the Company’s knowledge, threatened. Except as set forth in Part 3.16 of the Company Disclosure Letter, no complaint, charge or legal proceeding by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or representative of its employees is pending or, to the Company’s knowledge, threatened against any of the Company or any Subsidiary. Except as set forth in Part 3.16 of the Company Disclosure Letter, no grievance is pending or, to the Company’s knowledge, threatened against any of the Company or any

Subsidiary, and neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices.
          Section 3.17. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s shareholders, at the time of the Company Shareholders Meeting (as defined in Section 6.01), and at the time filed with the SEC, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.
          Section 3.18. Brokers. No broker, investment banker, financial advisor or other person, other than Edgeview Partners, LLC (“Edgeview”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore delivered to Parent a correct and complete copy of the Company’s engagement letter with Edgeview, which letter describes all fees payable to Edgeview in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of Edgeview.
          Section 3.19. Opinion of Financial Advisor. The Special Committee commissioned and the Company has received the opinion of Houlihan, Lokey, Howard & Zukin (“Houlihan”) as of the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock (other than the parties to the Contribution Agreement) is fair to such holders from a financial point of view (the “Fairness Opinion”), and a correct and complete copy of the signed Fairness Opinion has been provided to Parent. The Company has heretofore delivered to Parent a correct and complete copy of the Company’s engagement letter with Houlihan, which letter describes all fees payable to Houlihan in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of Houlihan. The Company has been authorized by Houlihan to permit the inclusion of the Fairness Opinion and references thereto in the Proxy Statement.
          Section 3.20. Customers and Suppliers. Part 3.20 of the Company Disclosure Letter sets forth a list of the ten largest customers and the ten largest suppliers of the Company and the Subsidiaries, as measured by the dollar amount of purchases therefrom or thereby, during each of the fiscal years ended December 31, 2002, 2003 and 2004, 2005, and the current fiscal year to date, showing the approximate total sales by the Company and the Subsidiaries to each such customer and the approximate total purchases by the Company and the Subsidiaries from each such supplier, during such period. Except as set forth in Part 3.20 of the Company Disclosure Letter, since the date of the

Balance Sheet, (i) no customer or supplier listed on such schedule for the fiscal year ended December 31, 2005 or for the current fiscal year to date has terminated its relationship with the Company or the Subsidiaries or materially reduced or changed the pricing or other terms of its business with the Company or the Subsidiaries and (ii) to the Company’s knowledge, no customer or supplier listed on such schedule for the fiscal year ended December 31, 2005 or for the current fiscal year to date has notified the Company or any of the Subsidiaries that it intends to terminate or materially reduce or change the pricing or other terms of its business with the Company or the Subsidiaries.
          Section 3.21. Title to Properties.
          (a) Part 3.21(a) of the Company Disclosure Letter contains a true and complete list of all real property owned by the Company or any of the Subsidiaries (collectively, the “Owned Real Property”) and for each parcel of Owned Real Property, contains a correct street address of such Owned Real Property.
          (b) Part 3.21(b) of the Company Disclosure Letter contains a true and complete list of all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of the Subsidiaries (collectively, including the improvements thereon, the “Leased Real Property”), and for each Leased Real Property, identifies the street address of such Leased Real Property. True and complete copies of all agreements under which the Company or any Subsidiary thereof is the landlord, sublandlord, tenant, subtenant, or occupant (each a “Real Property Lease”) that have not been terminated or expired as of the date hereof have been made available to Parent.

          (c) The Company or one of the Subsidiaries has good and valid title to all Owned Real Property, free and clear of all Liens except (x) statutory liens securing payments not yet due, (y) security interests, mortgages and pledges that secure indebtedness that is reflected in the most recent consolidated financial statements of the Company included in the Company SEC Reports, including the mortgages and security interests set forth in Part 3.21(c) of the Company Disclosure Letter and (z) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and could not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as presently conducted or as currently proposed by the Company’s management to be conducted.
          (d) The Company or one of the Subsidiaries is the lessee or sublessee of all Leased Real Property. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all Real Property Leases.
          Section 3.22. Product Warranty; Product Liability.
          (a) Except as disclosed in Part 3.22(a) of the Company Disclosure Letter, each product manufactured, sold or delivered by the Company or any of the Subsidiaries in conducting its business has been in conformity in all material respects with all product specifications, all express and implied warranties and all applicable Laws. To the knowledge of the Company, the Company has no liability for replacement or repair of any such products or other damages in connection therewith or any other customer or product obligations not reserved against in the most recent financial statement filed with the Company SEC Reports. The Company has delivered to Parent true and correct copies of each of its warranty policies.
          (b) Except as disclosed in Part 3.22(b) of the Company Disclosure Letter, the Company has no material liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, assembled, repaired, maintained, delivered, sold or installed, or services rendered, by or on behalf of the Company. Except as disclosed in Part 3.22(b) of the Company Disclosure Letter, the Company has not committed any act or failed to commit any act, which would result in, and there has been no occurrence which would give rise to or form the basis of, any product liability or liability for breach of warranty (whether covered by insurance or not) on the part of the Company with respect to products designed, manufactured, assembled, repaired, maintained, delivered, sold or installed or services rendered by or on behalf of the Company.
          Section 3.23. Indebtedness. Part 3.23 of the Company Disclosure Letter sets forth all outstanding Indebtedness as of the date of this Agreement, including all principal and accrued interest on such Indebtedness. Except as disclosed in Part 3.23 of the Company Disclosure Letter, all outstanding Indebtedness may repaid by the Company without penalty or premium.
          Section 3.24. Takeover Statutes, Etc. No “fair price”, “moratorium”, “control share acquisition,” “business combinations with interested shareholders” or other antitakeover statute or regulation enacted under state or federal laws in the United States applicable to the Company is applicable to the Merger, the Contribution Agreement, the

Voting Agreements or the other Transactions, including Parts 2 and 3 of Article 11 of the GBCC. The bylaws of the Company do not provide and have not ever provided that the requirements of Parts 2 and 3 of Article 11 of the GBCC are applicable to the Company.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
     Except as disclosed in the disclosure letter (with the Section or subsection of this Agreement to which the information stated in such disclosure relates being readily apparent on its face) delivered by the Parent to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Sub, jointly and severally, represent and warrant to the Company as follows:
          Section 4.01. Organization, Standing and Power. Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals in each case whether domestic or foreign necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and would not reasonably be expected to have an adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or an adverse effect on the ability of Parent or Sub to consummate the Merger and the other Transactions (a “Parent Material Adverse Effect”).

          Section 4.02. Sub.
          (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Sub was incorporated solely for the purpose of consummating the Transactions.
          (b) The authorized capital stock of Sub consists of 1000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.
          Section 4.03. Authority; Execution and Delivery; Enforceability. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other Transactions. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Merger and other Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. Parent, as sole shareholder of Sub, has approved this Agreement and the Merger. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          Section 4.04. No Conflicts; Consents.
          (a) The execution and delivery by each of Parent and Sub of this Agreement, do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter, by-laws or other organizational documents of Parent or any of its subsidiaries, (ii) any contract, lease, license, indenture, note, bond, agreement or other instrument (each, a “Contract”) to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
          (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger and other Transactions, other than (i) compliance with and filings, if required, under the HSR Act, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this

Agreement, the Merger, and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia, (iv) such filings as may be required in connection with the taxes described in Section 6.09 and (vi) such other items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
          Section 4.05. Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s shareholders, at the time of the Company Shareholders Meeting, and at the time filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
          Section 4.06. Brokers. Except as set forth in Part 4.06 of the Parent Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.
          Section 4.07. Financing. Attached as Exhibit A is a true and correct copy of a commitment letter from National City Bank to provide $62,000,000 senior debt financing to Parent and Sub and attached as Exhibit B is a true and correct copy of a commitment letter from Massachusetts Mutual Life Insurance Company to provide $22,375,000 in aggregate subordinated debt financing to Parent and Sub (collectively, the

     “Debt Commitment Letters”). Parent has previously provided to the Company a copy of that certain Equity Commitment Letter, dated as of the date hereof, by and between Parent and Brazos Private Equity Partners, LLC (the “Equity Commitment Letter” and, together with the Debt Commitment Letters, the “Commitment Letters’). Upon satisfaction of the terms and conditions set forth in the Commitment Letters, Parent and Sub will have cash funds sufficient to pay all cash payments for shares of Company Common Stock, Company Stock Options, Company Warrants and Directors’ Shares in the Merger. The Commitment Letters have not been amended or modified or withdrawn or rescinded and are in full force and effect. Parent agrees that it will provide the Company with prompt written notice (“Financing Notice”) in the event Parent determines that it will be unable to secure debt financing on terms consistent with the Debt Commitment Letters. As of the date of this Agreement, Parent has no reason to believe that the debt financing contemplated by the Debt Commitment Letters will not be consummated on a timely basis for the transactions contemplated by this Agreement. Parent represents and warrants that the terms of the debt financing set forth in the Debt Commitment Letters are terms acceptable to Parent. Parent shall use commercially reasonable efforts to proceed with the debt financing on the terms described in the Debt Commitment Letters and to satisfy the conditions to the debt financing contemplated hereby.
          Section 4.08. Litigation. There is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or Sub (and, as of the date of this Agreement, Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or Sub that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
          Section 4.09. Management Transactions. Except as set forth in Part 4.09 of the Parent Disclosure Letter, as of the date hereof, neither Parent nor any of its Affiliates have entered into any agreement, arrangement, or understanding (whether written or oral) with any executive officer, director or stockholder of the Company including any employment, consulting, advisory or purchase and sale agreement or any other similar type of agreement.
ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS
          Section 5.01. Conduct of Business.
          (a) Conduct of Business by the Company. Except for matters set forth in the Part 5.01 of the Company Disclosure Letter or expressly agreed to in writing by Parent or otherwise expressly permitted by this Agreement, from the date of this Agreement to the earliest to occur of the date of termination of this Agreement or the Effective Time, the Company shall, and shall cause each Subsidiary to, conduct the business of the Company and the Subsidiaries taken as a whole in compliance in all material respects with all applicable Laws and in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors, and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Effective Time. From the date of this Agreement until the earliest to occur of the date of termination of this Agreement or the Effective Time, without the written consent of Parent, the Company and its Subsidiaries shall keep in force all insurance policies in force on the date of this Agreement, and the Company shall promptly notify Parent of (i) any notice from any person alleging that the Consent of such individual or entity is required in connection with the Merger and other Transactions, and (ii) any legal proceeding commenced or threatened in writing against or otherwise involving or affecting the Company or any of its Subsidiaries. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Part 5.01 of the Company Disclosure Letter, expressly agreed to in writing by Parent or otherwise expressly permitted by this Agreement, from the date of this Agreement to the earliest to occur of the date of the termination of this Agreement or the Effective Time, the Company shall not, and shall not permit any Subsidiary to, do any of the following without the prior written consent of Parent:
               (i) (A) declare, accrue, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) except for shares of Preferred Stock redeemed pursuant to that certain Stock Redemption Agreement, dated as of December 23, 2003, by and between the Company and WI Products, Inc. (the “Redemption Agreement”), purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;
               (ii) except for shares of Class A Common Stock issued upon the exercise of Company Stock Options or Company Warrants, issue, deliver, sell, grant, pledge or otherwise encumber (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Company Stock Options or Company Warrants outstanding on the date of this Agreement and in accordance with their present terms;
               (iii) amend its certificate of incorporation, by-laws, or other comparable charter or organizational documents;
               (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

               (v) (A) grant to any current or former director, officer or employee of the Company or any Subsidiary any increase in compensation except, with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with prior practice, (B) grant to any current or former employee, officer, or director of the Company or any Company Subsidiary any increase in severance or termination pay, (C) enter into any employment, consulting, indemnification, severance, or termination agreement with any such employee, officer, or director, (D) establish, adopt, contribute to or enter into or materially amend any collective bargaining agreement or Company Benefit Plan, or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any Company Benefit Plan;
               (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities, or results of operations of the Company, except insofar as may have been required by a change in GAAP;
               (vii) sell, lease (as lessor), license, or otherwise dispose of or subject to any Lien any material properties or assets, except sales of obsolete assets in the ordinary course of business consistent with past practice;
               (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings from persons that are not directors, officers, or employees of the Company or any Subsidiary incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances, or capital contributions to, or investments in, any person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;
               (ix) make or agree to make any unbudgeted capital expenditure or expenditures that are in excess of $50,000 individually or $250,000 in the aggregate;
               (x) make or change any material Tax election or settle or compromise any material Tax liability or refund;
               (xi) (A) pay, discharge, or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $50,000 individually or $250,000 in the aggregate, other than the payment, discharge, or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred in the ordinary course of business consistent with past practice, (B) cancel any indebtedness or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill, or similar agreement to which the Company or any Subsidiary is a party;

               (xii) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly owned Subsidiaries of the Company);
               (xiii) settle or compromise any litigation, proceeding or investigation material to the Company and the Subsidiaries, taken as a whole (this covenant being in addition to the Company’s agreement set forth in Section 6.10);
               (xiv) renew, extend, amend, modify, waive any material provision of, or terminate (A) any lease or similar commitment, in each case providing for payments in excess of $100,000 over the term of such lease or commitment (or until the date on which such lease or commitment may be terminated by the Company without penalty), or (B) any other Material Contract, or enter into any new contract or agreement that would have been required to be set forth on Part 3.12 of the Company Disclosure Letter had such contract or agreement been in effect as of the date hereof, or
               (xv) authorize, or commit or agree to take, any of the foregoing actions.
          (b) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VII not being satisfied; provided, however, that the obligations set forth in this Section 5.01(b) shall not be deemed to have been breached as a result of actions by the Company expressly permitted under Section 5.02(b).
          Section 5.02. No Solicitation.
          (a) The Company shall not, nor shall it authorize or permit any Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant, or other advisor or representative (collectively, “Representatives”) of, the Company or any Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Company Takeover Proposal, or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to the approval of this agreement by the Company’s shareholders at the Company Shareholder Meeting, the Company may, to the extent necessary to act in a manner consistent with the fiduciary obligations of the Company Board as determined by it (or the Special Committee) in good faith after consultation with, and advice from, outside counsel, in response to a Company Takeover Proposal that the Company Board (or the Special Committee) determines, in good faith after consultation with outside counsel and its independent financial advisor, is reasonably likely to lead to a Superior Company Proposal (as defined in Section 5.02(e)), that was not solicited by the Company or any of its Representatives and that did not otherwise result from a breach or (pursuant to the last sentence of this Section 5.02(a)) a deemed breach of this Section 5.02(a), and subject to compliance with Section 5.02(c), (x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement (provided that the terms of such confidentiality agreement are on terms no less favorable to the Company that those contained in that certain Confidentiality Agreement, dated as of August 11, 2005, by and between the Company and Brazos Private Equity Partners (the “Brazos Confidentiality Agreement”)) and (y) participate in discussions or negotiations with such person and its Representatives regarding such Company Takeover Proposal; provided, (i) that Parent shall be entitled to receive a copy of such confidentiality agreement prior to the Company furnishing any information to such person or its Representatives or participating in any discussions or negotiations with such person or its Representatives, and (ii) in any event, Parent shall be given twenty-four (24) hours prior written notice before the Company furnishes any information to such person or its Representatives or participates in any discussions or negotiations with such person or its Representatives. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company’s Subsidiaries or Representatives shall be deemed to be a breach of this Section 5.02 by the Company.
          (b) Unless the Company Board (or the Special Committee), after consultation with, and advice from, outside counsel, determines in its good faith judgment that, due to an intervening event which arose after, and was unknown to the Company Board or the Special Committee at the time of its approval of this Agreement and the Merger, it is necessary to do so in order to fulfill its fiduciary obligations under applicable Law, neither the Company Board nor the Special Committee shall (i) withdraw or modify in a manner adverse to Parent or Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or the Special Committee of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or publicly propose to approve or recommend, any Company Takeover Proposal. The Company shall not take the actions set forth in clauses (ii) or (iii) of the preceding sentence unless it has determined that the applicable Company Takeover Proposal constitutes a Company Superior Proposal and has terminated or concurrently terminates this Agreement pursuant to Section 8.01(d)(ii) after following the procedures set forth in Section 8.05(b).
          (c) The Company shall, and shall cause its Representatives to, concurrently with the execution and delivery of this Agreement, to immediately cease any discussions or negotiations with any other person regarding a Company Takeover Proposal and shall seek the return of any confidential information from any person that was considering a Company Takeover Proposal prior to the date of this Agreement. The Company promptly shall advise Parent orally and, within one business day, in writing of any Company Takeover Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal (including any changes thereto) and the identity of the person making any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status and details (including any change to the terms thereof) of any such Company Takeover Proposal and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company by any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.
          (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company’s shareholders if, in the good faith judgment of the Company Board (or the Special Committee), after consultation with, and advice from, outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law; provided, that in no event shall the Company take any action or resolve to take any action pursuant to this Section 5.02(d) that would otherwise be prohibited by Section 5.02(b).
          (e) For purposes of this Agreement:
     “Company Takeover Proposal” means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or any significant subsidiary of the Company (as defined in SEC Regulation S-X), or (ii) any proposal or offer to acquire in any manner, whether by way of tender offer, exchange offer, acquisition, or otherwise, directly or indirectly, and whether in a single transaction or series of related transactions, over 15% of any class of equity securities or consolidated total assets of the Company, in each case other than pursuant to the Merger and the other Transactions.

     “Superior Company Proposal” means any bone fide, written, Company Takeover Proposal obtained other than in breach of this Agreement or any standstill agreement to acquire, directly or indirectly, more than 50% of the outstanding equity securities or all or substantially all of the consolidated total assets of the Company, (i) on terms which the Company Board (or the Special Committee) determines in good faith, after consultation with, and advice from, outside counsel, to be superior from a financial point of view to the holders of Company Common Stock to the Merger and other Transactions, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Merger or other Transactions) and (ii) that the Company Board (or the Special Committee) determines in good faith, after consultation with, and advice from, outside counsel, is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.
ARTICLE VI
ADDITIONAL AGREEMENTS
          Section 6.01. Preparation of Proxy Statement; Shareholders Meeting.
          (a) The Company shall, as soon as practicable following the date of this Agreement, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company, Parent, and Sub shall use their reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Prior to responding to any such comments or requests or the filing or mailing of the Proxy Statement, the Company (x) shall provide Parent with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings, (y) shall include in such drafts, correspondence and filings all comments reasonably proposed by Parent and, (z) to the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, the Merger, this Agreement or any of the Transactions. If at any time prior to receipt of the Company Shareholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall, in accordance with the procedures set forth in this Section 6.01(a), prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable and, to the extent required by applicable Law, distribute to its shareholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after filing with the SEC.
          (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders Meeting”) solely for the purpose of seeking the Company Shareholder Approval. Subject to Section 5.02(b), the Company shall, through the Company Board (or the Special Committee), recommend to its shareholders that they give the Company Shareholder Approval (the “Company Board Recommendation”). The Proxy Statement shall include a copy of the Fairness Opinion and, subject to Section 5.02(b), the Company Board Recommendation. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by any public proposal, public disclosure, or communication to the Company of any Company Takeover Proposal.
          (c) Parent shall cause all shares of Company Common Stock owned by Parent, Sub or any other subsidiary of Parent to be voted in favor of the approval of this Agreement.
          Section 6.02. Regulatory Approvals; Consents.
          (a) Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, Parent and the Company (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Transactions and shall submit promptly any additional information requested in connection with such filings and notices, (ii) shall use all reasonable efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such party in connection with the Merger or any of the other Transactions and (iii) shall use all reasonable efforts to oppose or lift any restraint, injunction, or other legal bar to the Merger and the other Transactions. Each of the Company and Parent shall promptly deliver to the other a copy of each such filing made, each such notice given, and each such consent obtained during the period beginning on the date hereof and ending at the Effective Time (“Pre-Closing Period”).
          (b) Without limiting the generality of Section 6.02(a), the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger and the other Transactions. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any governmental body in connection with antitrust laws or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other Transactions, (2) keep the other party informed as to the status of any such legal proceeding or threat, and (3) promptly inform the other party of any communication concerning the antitrust laws to or from any Governmental Entity regarding the Merger or the other Transactions. Except as may be prohibited by any governmental body or by any Law, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any legal proceeding under or relating to the HSR Act or any other antitrust law. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any legal proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust law or fair trade law or any other similar legal proceeding, each of the Company and Parent will permit authorized Representatives of the other to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental body in connection with any such legal proceeding.
          Section 6.03. Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors and other Representatives, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Date to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement, and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. All information exchanged pursuant to this Section 6.03 shall be subject to the Brazos Confidentiality Agreement.
          Section 6.04. Employee Benefits. If any employee of the Company or any of its Subsidiaries who continue employment with Parent, the Surviving Corporation or any Subsidiary thereof following the Effective Time (the “Continuing Employees”) begin participating in any employee benefit plan (within the meaning of Section 3(3) of ERISA maintained by Parent or any Subsidiary thereof (the “New Plans”)), each such

Continuing Employee shall be credited under any such New Plan with his or her periods of service with the Company or its Subsidiaries before the Closing for purposes of participation, vesting, and benefits levels where length of service is relevant to benefit levels, but not for benefit accrual under any plan or any accrual that would result in any duplication of benefits, in each such case, to the extent such periods of service were credited under a similar Company Benefit Plan.
          Section 6.05. Notification. The Company shall give prompt written notice to Parent, and Parent or Sub shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality or Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
          Section 6.06. Indemnification.
          (a) From the Effective Date until the sixth anniversary of the Effective Date, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent (a) required by the Company Charter and the Company Bylaws as in effect on the date of this Agreement and (b) not prohibited by applicable Law, each person who was or is or becomes, or is threatened to be made, a party to or witness or other participant in, or was or is or becomes obligated to furnish or furnishes documents in response to a subpoena or otherwise in connection with any threatened, pending or completed claim, action, suit, proceeding, arbitration or alternative dispute resolution mechanism, investigation, inquiry, administrative hearing, appeal or any other actual, threatened or completed proceeding, whether brought in the right of a Covered Party (as defined below) or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, arbitrative or investigative nature (each, an “Indemnification Event”) by reason of the fact that such person is now, or has been at anytime prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the “Covered Parties”), from (x) any and all direct and indirect fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses of any type or nature whatsoever reasonably incurred by a Covered Party (including reasonable attorneys’ fees), and (y) any and all losses, claims, damages, liabilities, judgments, fines, penalties, settlement payments, awards and amounts of any type whatsoever incurred by such Covered Party in connection with or arising from any Indemnification Event arising out of or pertaining to the fact that the Covered Party is or was an officer or director of the Company or any of the Subsidiaries (including the taking of any action or the failure to take any action as a director or officer of the Company or any of the Subsidiaries in connection with the Transactions), whether asserted or claimed prior to, at or after the Effective Date. Each Covered Party will be entitled, subject to applicable Law, to advancement of expenses incurred in the defense of or other participation in any such claim, action, suit, proceeding or investigation from each of Parent and the Surviving Corporation within ten business days of receipt by Parent and the Surviving Corporation from the Covered Party of a request therefor; provided, that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
          (b) The organizational documents of the Surviving Corporation shall contain, and from and after the Effective Date Parent shall cause the organizational documents of the Surviving Corporation to so contain, provisions no less favorable to the Covered Parties with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the organizational documents of the Company and its Subsidiaries.
          (c) In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its stock, properties or assets to any entity or individual, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.06.
          (d) On or prior to Closing, the Company shall purchase a “tail” policy under the Company’s existing directors’ and officers’ liability insurance policy. From and after the Effective Date until the sixth anniversary of the Effective Time, Parent shall cause the Company (i) to maintain such “tail” policy in full force and effect, (ii) not to amend or otherwise modify such “tail” coverage or take any action that would result in the cancellation, termination, amendment or modification of such “tail” policy and (iii) to continue to honor its obligations under such “tail” coverage; provided, however that in no event shall the Company pay annual aggregate premiums for insurance under this Section 6.06(d) in excess of 200% of the amount of the aggregate premiums paid by the Company in 2005 for such purposes.
          Section 6.07. Fees and Expenses. All fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
          Section 6.08. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation and the obtaining of the prior written consent of the other party, such consent not to be unreasonably withheld, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.
          Section 6.09. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the Transactions shall be paid by the party upon whom the primary burden for payment is placed by the applicable Law. Each party shall cooperate with the other in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes and shall use commercially reasonable efforts to avail itself of any available exemptions from such Transfer Taxes, and shall cooperate in providing any information and documentation that may be necessary to obtain such exemptions.
          Section 6.10. Securityholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to, or brought in connection with, the Merger or the other Transactions, and no such settlement shall be agreed to without Parent’s prior written consent.
          Section 6.11. Cooperation with Financing. In order to assist with obtaining the financing contemplated by the Debt Commitment Letters, the Company shall, and the Company shall cause the Subsidiaries to, provide such assistance and cooperation as Parent and its affiliates may reasonably request, including (i) making senior management of the Company and the Subsidiaries reasonably available for meetings with the lenders identified in the Debt Commitment Letters or their representatives and (ii) providing to the lenders identified in the Debt Commitment Letters or their representatives all documentation and information that such persons shall reasonably request.

          Section 6.12. Payoff Letters. Two business days prior to Closing, the Company shall deliver to Parent payoff letters from the holders of all outstanding Indebtedness, setting forth the amount of Indebtedness owed to such holder as of the Closing Date and providing that, upon receipt of the amount set forth therein, that such Indebtedness shall be paid in full and discharged.
          Section 6.13. Rule 16b-3. Parent, Sub and the Company shall take all commercially reasonable actions as may be required to cause the transactions contemplated by Article II and any other dispositions of equity securities of the Company or acquisitions of equity securities of Parent by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
          Section 6.14. Amendment of Employment Agreements. The Company agrees that it shall not amend or terminate any of the Employment Agreements listed in Part 4.09 of the Parent Disclosure Letter without the prior written consent of Parent.
ARTICLE VII
CONDITIONS PRECEDENT
          Section 7.01. Conditions to Each Party’s Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Company shall have obtained the Company Shareholder Approval in accordance with applicable Law and the Company Charter and Company Bylaws.
          (b) Governmental Approval. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated early or shall have expired. Any consents, approvals and filings under any other antitrust Law the absence of which would prohibit the consummation of Merger, shall have been obtained or made.
          (c) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger or the other Transactions shall be in effect; provided, however, that prior to asserting this condition each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.
          Section 7.02. Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct would not have a Company Material Adverse Effect (other than the representations and warranties contained in (i) Section 3.01 (Organization, Standing and Power), (ii) Section 3.02 (Subsidiaries, Equity Interests), (iii) Section 3.03 (Capitalization), (iii) Section 3.18 (Brokers) and Section 3.24 (State Takeover Statutes), which representations and warranties shall be true and correct in all respects), and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;
          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;
          (c) Required Consents. The Consents set forth in Part 3.05 of the Company Disclosure Letter shall have been obtained;
          (d) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event that has had or would reasonably be expected to have a Company Material Adverse Effect.
          (e) Financing. Parent or Sub shall have received the financing contemplated by the Debt Commitment Letters.

          (f) FIRPTA. Parent shall have received a certificate from the Company to the effect that the Company is not a “United States real property holding corporation” (within the meaning of Section 897(c) of the Code) in a form reasonably satisfactory to Parent.
          (g) Appraisal Rights. Appraisal rights shall not have been exercised and notice of the intention shall not have been given in accordance with Article 13 of the GBCC by the shareholders of the Company with respect to, in the aggregate, more than five percent (5%) of the issued and outstanding shares of Company Common Stock as of immediately prior to the Effective Time.
          (h) Company Stock Options. Each holder of any Company Stock Options shall have (i) executed and delivered an acknowledgment that the Company Stock Options held by such holder as of the Effective Time are terminated and that such holder has no further rights in respect of such Company Stock Options other than the right to receive the Option Consideration and (ii) delivered the Stock Option Agreement representing such Company Stock Options to the Company for cancellation.
          (i) Director’s Shares. Each holder of the right to receive any Directors’ Shares shall have executed and delivered an acknowledgment that such holder’s right to receive such Directors’ Shares is terminated as of the Effective Time and that such holder has no further rights in respect of such Directors’ Shares other than the right to receive the Directors’ Shares Consideration.
          (j) Warrants. Each holder of a Company Warrant shall have (i) executed and delivered to the Company an acknowledgment that the Company Warrants are exercisable for the number of shares of Class A Common Stock set forth in Part 3.03 of the Company Disclosure Letter as the minimum number of shares subject to such Company Warrant and that such Company Warrant shall be terminated at the Effective Time and that such holder shall have no further rights with respect thereto other than the right to receive the Warrant Consideration with respect thereto and (ii) delivered the Stock Purchase Warrant representing such Company Warrant to the Company for cancellation.
          (k) Preferred Stock. The Company shall have redeemed all of the outstanding Preferred Stock at a price per share no greater than $150.00 per share, and each of the Company and WI Industries, Inc. shall have executed an acknowledgement to the effect that the Redemption Agreement has been terminated and that none of the parties thereto has any further rights or obligations with respect thereto.
          (l) Contribution Agreement. The transactions contemplated by the Contribution Agreement shall have been consummated.
          Section 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
          (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct as of the Closing Date as if made on and as of the Closing

Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct would not have a Parent Material Adverse Effect (other than the representations and warranties contained in (i) Section 4.01 (Organization, Standing and Power) and (ii) Section 4.06 (Brokers), which representations and warranties shall be true and correct), in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and the Company shall have received a certificate signed on behalf of Parent by an officer of Parent to such effect; and
          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an officer of Parent to such effect.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
          Section 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Shareholder Approval:
          (a) by mutual written consent of Parent, Sub and the Company;
          (b) by either Parent or, with the prior written approval of the Special Committee (with a copy of such prior written approval delivered to Parent), the Company:

               (i) if the Merger is not consummated on or before September 30, 2006 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to the failure of such party to perform any of its obligations under this Agreement;
               (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or
               (iii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right of the Company to terminate this Agreement under this Section 8.01(b)(iii) shall not be available to it if it has failed to comply in all material respects with its obligations under Section 5.02 or 6.01.
          (c) by Parent:
               (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Company set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.02(a) or (b) and (B) is incapable of being cured, or is not cured, by the

Company within 10 calendar days following receipt of written notice from Parent of such breach or failure;
               (ii) if the Company Board or the Special Committee withdraws or modifies in a manner adverse to Parent or Sub, or publicly proposes to withdraw or modify in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement or the Merger, or publicly approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal;
               (iii) if the Company or any of its officers, directors, representatives or agents materially breaches its obligations under Section 5.02 or 6.01;
               (iv) if any event shall have occurred that has had, or would reasonably be expected to have, a Company Material Adverse Effect; or
               (v) if there shall be instituted, commenced, pending or threatened any action, investigation, proceeding or litigation by or before any Governmental Entity that seeks or that would or that is reasonably likely to (a) restrain, enjoin, prevent, prohibit or make illegal the acquisition of some or all of the shares of Company Common Stock by Parent or Sub or the consummation of the Merger or the other Transactions, (b) impose limitations on the ability of Parent or its affiliates effectively to exercise full rights of ownership of all shares of the Surviving Corporation, (c) restrain, enjoin, prevent, prohibit or make illegal, or impose material limitations on, Parent’s or any of its affiliates’ ownership or operation of all or any portion of the businesses and assets of the Company and its subsidiaries, taken as a whole, or, as a result of the Merger or the Transactions, of Parent and its subsidiaries, taken as a whole, or (d) impose damages on Parent, the Company or any of their respective subsidiaries as a result of the Merger or the Transactions; provided, however, that Parent shall not terminate this Agreement under this Section 8.01(c)(v) with respect to any threatened or pending action, investigation, proceeding, or litigation brought or asserted by any third party solely challenging the fairness of the Merger or Merger Consideration unless such action, investigation, proceeding, or litigation, together with any other such action, investigation, proceeding, or litigation (whether or not settled or otherwise resolved), has had or would reasonably be expected to have (i) a material adverse effect on the Company or Parent or (ii) a Parent Material Adverse Effect.
          (d) by the Company, with the prior written approval of the Special Committee (with a copy of such prior written approval delivered to Parent):
               (i) if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.03(a) or (b) and (B) is incapable of being cured, or is not cured, by Parent within 10 calendar days following receipt of written notice from the Company of such breach or failure;
               (ii) in accordance with Section 8.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein; or

               (iii) if any event shall have occurred that has had, or would reasonably be expected to have, a Parent Material Adverse Effect.
          Section 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect. Such termination shall be without any liability or obligation on the part of Parent, Sub or the Company, other than Section 3.18 (Brokers), Section 4.06 (Brokers), the last sentence of Section 6.03 (Access to Information; Confidentiality), Section 6.07 (Fees and Expenses), this Section 8.02, Section 8.06 and Article IX (General Provisions), which provisions shall survive such termination, except nothing shall relieve any party from liability for fraud or any willful breach of this Agreement.
          Section 8.03. Amendment. This Agreement may be amended, modified and supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval by written agreement of the parties hereto, by action taken by their respective Boards of Directors, and with respect to the Company, if such amendment, modification or supplement shall (x) reduce the Merger Consideration, (y) amend or modify Section 6.06 in any respect or (z) discriminate against the holders of Company Common Stock, by the Special Committee; provided, however, that after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section 8.03 waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
          Section 8.05. Procedure for Termination, Amendment, Extension or Waiver.
          (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.
          (b) The Company may terminate this Agreement pursuant to Section 8.01(d)(ii) only if (i) the Company Board has received a Superior Company Proposal, (ii) in light of such Superior Company Proposal the Company Board (or the Special Committee) shall have determined in good faith, after consultation with, and advice from, outside counsel, that it is necessary for the Company Board (or the Special

Committee) to withdraw or modify in a manner adverse to Parent and Sub its approval or recommendation of this Agreement or the Merger in order to act in a manner consistent with its fiduciary duty under applicable Law, (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above, (iv) at least five business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company Proposal and the Company Board (or the Special Committee) has again made the determinations referred to in clause (ii) above, (v) the Company is in material compliance with Section 5.02, (vi) the Company has previously paid any fee due under Section 8.06 and (vii) the Company Board (or the Special Committee) concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal.
          Section 8.06. Termination Fee; Expense Reimbursement.
          (a) In the event that:
               (i) this Agreement is terminated by (1) the Company pursuant to Section 8.01(b)(i) (other than in a circumstance where the financing contemplated by the Debt Commitment Letters is not available to Parent or Sub as of the Outside Date, except as a result of the failure of any of the other conditions to Parent’s and Sub’s obligation to effect the Merger set forth in Section 7.01 or 7.02 to be satisfied as of such date, inserting the term “Outside Date” for the term “Closing Date” in such Sections) or (2) the Company or Parent pursuant to Section 8.01(b)(iii), and (i) after the date of this

Agreement, a Company Takeover Proposal has been announced or another person has announced an intention to make a Company Takeover Proposal and (ii) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Company Takeover Proposal within 12 months of the date this Agreement is terminated;
               (ii) this Agreement is terminated by Parent pursuant to Section 8.01(c)(ii) or 8.01(c)(iii); or
               (iii) this Agreement is terminated by the Company pursuant to Section 8.01(d)(ii);
then in any such event under clause (i), (ii), or (iii) of this Section 8.06, the Company shall pay to Parent a termination fee of $2,600,000 in cash (the “Termination Fee”).
          (b) Any payment required to be made pursuant to clause (i) of Section 8.06(a) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by a Company Takeover Proposal (and in any event not later than two business days after delivery to the Company of notice of demand for payment), any payment required to be made pursuant to clause (ii) of Section 8.06(a) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 8.01(c)(ii) or 8.01(c)(iii) (and in any event not later than two business days after delivery to the Company of notice of demand for payment), and any payment required to be made pursuant to clause (iii) of Section 8.06(a) shall be made to Parent concurrently with, and as a condition to, the effectiveness of such termination by the Company pursuant to Section 8.01(d)(ii). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.
          (c) In addition to the Termination Fee set forth in Section 8.06(a), in the event that (i) the Company Shareholder Approval is not obtained and this Agreement is terminated by the Company or Parent pursuant to Section 8.01(b)(iii) or (ii) Parent terminates this Agreement pursuant to Section 8.01(c)(v), then, regardless of whether a Company Takeover Proposal has been announced or whether the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Company Takeover Proposal within 12 months of the date this Agreement is terminated, the Company shall reimburse Parent for documented out-of-pocket expenses actually and reasonably incurred by Parent and its affiliates in connection with this Agreement and the Transactions (including, but not limited to, fees and expenses of such persons’ counsel, accountants and financial advisors); provided, however, that in no event shall the Company be required to reimburse Parent for such expenses in excess of $250,000 (the “Expense Reimbursement”). The Expense Reimbursement shall be paid promptly upon termination of this Agreement pursuant to Section 8.01(b)(iii) or Section 8.01(c)(v), as applicable.
          (d) The Company acknowledges that the fee and the other provisions of this Section 8.06 are an integral part of the Transactions and that, without these agreements, Parent would not enter into this Agreement.

ARTICLE IX
GENERAL PROVISIONS
          Section 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 (including any rights arising out of any breach of such representations and warranties) shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
          Section 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) seven days after mailing by certified mail, (ii) when delivered by hand, (iii) upon confirmation of receipt by telecopy or electronic mail, or (iv) one business day after sending by overnight delivery service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent or Sub, to

c/o Brazos Private Equity Partners LLC
100 Crescent Court, Suite 1777
Dallas, Texas 75201
Attention:	Patrick K. McGee
Michael D. Salim
Facsimile:	(214) 756-6505
Email:	pmcgee@brazosinv.com
msalim@brazosinv.com

with a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention: Jeffrey B. Hitt
Facsimile: (214) 746-7777
Email: jeffrey.hitt@weil.com

(b) if to the Company, to

Morton Industrial Group, Inc.
1021 W. Birchwood
Morton, Illinois 61550
Attention: William D. Morton
Facsimile: (309) 263-3216
Email: bmorton@mortongroup.com

with a copy to:

Husch & Eppenberger, LLC
401 Main Street, Suite 1400
Peoria, IL 61602
Attention: Tyler D. Petersen
Facsimile: (309) 637-4928
Email: Tyler.Peterson@husch.com

And a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Attention: Steven J. Gavin
Facsimile: 312-558-5700
Email: sgavin@winston.com
          Section 9.03. Definitions. For purposes of this Agreement:
     An “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     “GAAP” means generally accepted accounting principles, as in effect in the United States on the date of this Agreement, consistently applied.
     “Indebtedness” means the aggregate amount of all indebtedness, including accrued interest thereon and any prepayment penalties associated with the repayment thereof, for money borrowed by the Company and the Subsidiaries from others and for capital lease obligations, including all amounts payable pursuant to (i) that certain Second Amended and Restated Credit Agreement, dated as of March 26, 2004, by and among the Company, Harris Trust and Savings Bank, as agent, and the other lenders party thereto, (ii) that certain Note and Warrant Purchase Agreement, dated as of March 26, 2004, by and among the Company, BMO Nesbitt Burns Capital (U.S.) Inc., as agent, and the other lenders party thereto, and (iii) any other indebtedness that would be required under GAAP to be reflected as such on the balance sheet of the Company as of the Closing.
     A “key employee” means an employee of the Company or any Subsidiary whose total annual compensation (including incentive compensation), for the 2005 fiscal year, exceeded $100,000.
     “Law” means any federal, state, local, municipal, foreign, or other law, statute constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Entity.
     A “material adverse effect” on a party means a material adverse effect on the business, assets, prospects, financial condition or results of operations, condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, other than, (i)

with respect to determining whether the condition set forth in Section 7.02(d) has been satisfied and (ii) with respect to determining whether Parent is entitled to exercise its right of termination set forth in Section 8.01(c)(v), effects due to (A) general economic, market or political conditions, (B) matters generally affecting the industry in which such party operates; provided that such matters do not have a disproportionate impact on such party, or (C) the announcement or consummation of this Agreement or the other Transactions.
     A “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, or other entity.
     A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.
     “to the knowledge” of any specified corporation means to the actual knowledge, after reasonable inquiry, of any director or officer of such corporation. “To the knowledge” of the Company means the actual knowledge, after reasonable inquiry, of the directors of the Company and each of its executive officers.
     “Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Merger, the Contribution Agreement, and the Voting Agreements and the transactions contemplated thereby.

          Section 9.04. Interpretation; Disclosure Letter. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Any matter disclosed in any Section of the Company Disclosure Letter shall be deemed disclosed for the purposes of any Sections of this Agreement for which such disclosed matter would apply to the extent the applicability of such disclosure to such Section is readily apparent on its face.
          Section 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
          Section 9.06. Counterparts. This Agreement may be executed by facsimile or electronically transmitted counterparts and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
          Section 9.07. Entire Agreement; Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter, the Parent Disclosure Letter, the Voting Agreements, the Contribution Agreement, the Confidentiality Agreement and the other agreements contemplated in connection herewith, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except, after the Closing has occurred, for the right to receive the Merger Consideration in accordance with Article II, and as contemplated by Section 6.06, are not intended to confer upon any person other than the parties any rights or remedies.
          Section 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the provisions of the GBCC are applicable.
          Section 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
          Section 9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.
          Section 9.11. Consents. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Sections 8.04 and 8.05. Sub hereby agrees that any consent or waiver of compliance given by Parent hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not.

          Section 9.12. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto. No past, present or future affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative any party hereto shall have any liability for any obligations or liabilities the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

MMC PRECISION HOLDINGS CORP.

By:	Name:
Title:

MMC PRECISION MERGER CORP.

By:	Name:
Title:

MORTON	INDUSTRIAL GROUP, INC.

By:	Name:
Title:
SIGNATURE PAGE TO
AGREEMENT AND PLAN OF MERGER